Consent of Independent Registered Public Accounting Firm

To the Board of Directors of
Calvert Variable Series, Inc.:

We consent to the use of our report dated February 17, 2005, with respect to the financial statements of the Calvert Social Money Market Portfolio (the "Fund"), a series of Calvert Variable Series, Inc., as of December 31, 2004, incorporated herein by reference and to the references to our firm under the headings "Financial Statements and Experts" in the Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
June 24, 2005